Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Brandywine Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the Brandywine Fund, Inc. for the year ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brandywine Fund, Inc. for the stated period.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Fund, Inc.
Dated: October 25, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandywine Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Brandywine Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the Brandywine Fund, Inc. for the year ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brandywine Fund, Inc. for the stated period.
/s/J. Gordon Kaiser J. Gordon Kaiser Chief Financial Officer Brandywine Fund, Inc.
Dated: October 25, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandywine Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.